UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2010
MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32404 (Commission File Number)	06-1529524 (IRS Employer Identification No.)
160 Raritan Center Parkway
Edison, New Jersey 08837
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (732) 225-8910
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On July 26, 2010, Mr. John Gross delivered a notice of resignation to the Board of Directors (the “Board”) of Majesco Entertainment Company (the “Company”) announcing his resignation as the Company’s Executive Vice President, Chief Financial Officer, effective as of August 20, 2010. Mr. Gross is resigning to accept another position. There was no known disagreement with Mr. Gross on any matter relating to the Company’s operations, policies or practices.
(c) On July 26, 2010, the Board appointed Mr. Michael Vesey to fill the position of Interim Chief Financial Officer, effective as of August 20, 2010.
Mr. Vesey, 48, joined the Company in May 2006 as its Corporate Controller. Most recently he served as its Senior Vice President, Corporate Controller and Chief Accounting Officer. From November 2004 until he joined the Company, Mr. Vesey served as Chief Financial Officer of Nuvim, Inc. (OTC: NUVM), a company that markets and distributes dietary supplement beverages. As Chief Financial Officer of Nuvim, Mr. Vesey was responsible for overseeing all financial and accounting processes and procedures.
There are no family relationships between Mr. Vesey and any of the Company’s directors or executive officers.
Mr. Vesey has not had any material direct or indirect interest in any of the Company’s transactions since the beginning of the Company’s last fiscal year or in any currently proposed transaction. At this time, the Company does not have an employment agreement with Mr. Vesey.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY
Dated: July 30, 2010	/s/ Jesse Sutton
Jesse Sutton
Chief Executive Officer